Exhibit 23.5

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement on Form S-4, Amendment No. 6 and Registration Statement on Form S-1, Amendment No. 3 (No. 333-235313) of HighPeak Energy, Inc. of our report dated May 13, 2020, relating to the financial statements of HighPeak Energy II, LP as of December 31, 2019 and 2018, and the year ended December 31, 2019 and the period from inception (March 23, 2018) through December 31, 2018, appearing in this Current Report on Form 8-K of HighPeak Energy, Inc.

/s/ WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas

August 27, 2020